Sunterra Corporation Reports Third Quarter Results

LAS VEGAS, NV -- 08/09/2005 -- Sunterra Corporation (NASDAQ: SNRR) today reported results for its third fiscal quarter ended June 30, 2005. The company's underlying performance reflects strong demand in North America, the successful integration of recent acquisitions and improvement in North American marketing efficiencies. The results also include previously announced charges relating to its European operations.

Sunterra reported a net loss of $50.1 million, or $2.50 per diluted share, for the third quarter, including a restructuring charge of $0.9 million, and a $55.0 million charge for impairment of goodwill, as discussed in the news release issued on July 11, 2005. Excluding these charges, net income for the three months ended June 30, 2005, was $5.5 million, or $0.24 per diluted share, compared with net income of $7.7 million, or $0.33 per diluted share in the third quarter a year ago. The 2004 third quarter included an additional $1.3 million of recognized gain on sales of assets. During the 2004 period, the company realized approximately $0.5 million from favorable settlements of litigation relating to a former subsidiary. In the third quarter last year, the North American segment utilized post-emergence net operating losses to offset pre-tax income. Post-emergence net operating losses were utilized within fiscal 2004, whereas the fiscal 2005 reported financial statements reflect statutory rates.

Adjusted EBITDA for the three months ended June 30, 2005, was $18.9 million, an increase of 26 percent from $15.1 million for the comparable prior-year period.

"Sunterra has continued to deliver record operating profits," said Nicholas Benson, president and chief executive officer. "While implementing a responsible streamlining in Europe, we are maintaining a corporate growth strategy which creates value for our members and shareholders. We are pleased to have announced the addition of three quality vacation ownership resorts to the Sunterra family since the start of the third quarter, and will continue to deploy our strong balance sheet in pursuing similarly attractive opportunities."

North American Segment

Sunterra's North American segment grew Vacation Interest revenues to $51.3 million in the third quarter 2005, an increase of 19 percent over the $43.3 million reported in the comparable 2004 period, attributed to strong demand in Hawaii and other key markets. Total revenues rose 33 percent to $83.4 million in the 2005 third quarter, up $20.6 million from the $62.8 million reported a year ago, driven by new rental programs, higher interest revenue from purchased mortgage pools, and the noted increases in Vacation Interest revenues.

The direct contribution ratio from Vacation Interest sales (Vacation Interest and resort rental revenues less Vacation Interest cost of sales, advertising sales and marketing expenses, and Vacation Interest carrying costs, as a percentage of Vacation Interest revenue) increased by more than 60 percent, to 31 percent of Vacation Interest revenues for the third quarter ended June 30, 2005, compared with 19 percent of Vacation Interest revenues in the 2004 quarter. This reflects improvements in all components of the metric, including significant low cost acquisitions of Unsold Vacation Interests, improved marketing efficiencies, and the integration of a national rental program with marketing plans.

Income before provision for taxes rose 78 percent, to $8.8 million, for the three months ended June 30, 2005, from $5.0 million in the prior year period, indicative of the noted improvements in direct contribution from Vacation Interest sales, leveraging of the company's portfolio and administrative operations, and integration of several significant mortgage pools purchased within fiscal 2005.

Nine-month results reported by Sunterra's North American segment were also strong. The Vacation Interest contribution ratio was 29 percent for the nine months ended June 30, 2005, a more than fifty percent improvement over the 19 percent reported for the same period in 2004.

Vacation Interest revenues and total revenues for the nine months ended June 30, 2005, increased 26 percent and 36 percent, respectively, driven by the factors noted above in the discussion of the quarterly results.

Income before provision for income taxes was $24.3 million for the first nine months of fiscal 2005, compared with a loss before provision for income taxes of $89.2 million in the comparable 2004 period. The 2004 period included charges for impairment of assets, primarily goodwill, totalling $92.5 million, as well as restructuring charges of $0.3 million. Excluding these charges, the North American segment reported income before provision for income taxes of $3.5 million for the nine months ended June 30, 2004.

European Segment

As announced last month, Sunterra initiated a streamlining of its European operations during the third quarter. This action was reflective of adverse market conditions in the region and comprised the consolidation of several outbound telemarketing centers, a wide-ranging cost reduction program, a reduction in management and staff headcount levels, and a refocusing of operations on new programs and products with greater sales efficiencies. As a result, Sunterra's European segment incurred restructuring charges of $0.9 million during the third quarter. Management estimates that an additional $0.5 million will be incurred in the subsequent quarter. The future annualized savings resulting from these actions, to be realized in the company's fiscal year ending September 30, 2006, are estimated to be $3 million.

Additionally, the decline in profitability of Sunterra's European segment was seen as an indicator that potential impairment of the segment's goodwill existed. A third-party evaluation was performed which compared the implied fair value of the goodwill to its carrying value. Based upon the evaluation, management of the company concluded an impairment of $55.0 million existed and recorded a non-cash charge for this amount during the three month period ended June 30, 2005.

Vacation Interest revenues and total revenues decreased $6.8 million and $7.4 million, respectively, in the third quarter compared with the year earlier period. This was primarily attributed to challenging European markets and the aforementioned restructuring initiatives. The segment's Vacation Interest contribution margin decreased to 11 percent for the quarter ended June 30, 2005, down from 24 percent in the June 2004 quarter. On an operating basis, the segment reported a $55.3 million loss before provision for income taxes, including $0.9 million of restructuring charges and a $55.0 million impairment charge, as noted. Excluding these charges, the segment delivered income before provision for income taxes of $0.6 million for the three months ended June 30, 2005, compared with $3.8 million in the prior year period.

Fiscal year-to-date results reflect the restructuring and market conditions as well. The Vacation Interest revenues and total revenues reported by Sunterra's European segment for the nine months ended June 30, 2005, decreased 12 percent, and 11 percent, respectively, compared with the 2004 period. The operating results for the same 2005 period were a reported loss before provision for income taxes of $57.6 million, including the noted restructuring and impairment charges. Excluding restructuring and impairment charges, the segment reported a loss before provision for income taxes of $1.7 million, compared with income before provision for income taxes of $7.2 million in the 2004 fiscal year-to-date period.

Vacation Interests

On a consolidated basis, Vacation Interest cost of sales as a percentage of Vacation Interest revenues for the three and nine months ended June 30, 2005, was 15 percent and 16 percent, respectively, compared with 20 percent for both comparable periods in 2004. This decrease is attributable to lower cost unsold Vacation Interests acquired in the Epic Resorts Group and Thurnham Leisure Group acquisitions. In addition, the company acquired lower cost unsold Vacation Interests by acquiring four loan pools since the referenced transactions.

At the close of the June 2005 quarter, Sunterra's unsold Vacation Interests totalled $173 million on a historical cost basis, including $30 million of construction in progress, $7 million of Vacation Interests recoverable under defaulted mortgages, and $27 million of undeveloped land representing future phases contiguous to certain Sunterra resorts, including those in Orlando, Sedona, Lake Tahoe, Mexico, Italy, England and Spain.

During the three months ended June 30, 2005, the company announced affiliations of vacation ownership resorts in New Hampshire, USA, and Gala, Norway. Subsequent to the close of the third quarter, the company announced an agreement to acquire the outstanding partnership interests relating to the Embassy Vacation Resort Poipu Point on the Hawaiian island of Kauai, and the addition of the Eden Bay Resort in Malta.

Mortgage Portfolio

Sunterra offers consumer financing to individual purchasers of Vacation Interests, primarily in North America, and records a provision for estimated loan losses each period via a charge equal to a percentage of each financing, in the period of origination. The company's provision for mortgage loan and contract losses rose to $3.1 million for the third quarter 2005, compared with $2.6 million in the 2004 period, in line with the 19 percent higher North American Vacation Interest revenues.

At June 30, 2005, Sunterra's allowance for loan and contract losses totalled $26.9 million, compared with $26.5 million at the close of fiscal 2004. The quarter-end allowance is more than 2 times the mortgages charged off in the trailing twelve months ended June 30, 2005, or 25 months of charge-off activity. In addition, Sunterra purchased several portfolios in the past twelve months that, under accounting principles generally accepted in the United States, were subject to fair value purchase accounting. As such, these portfolios were recorded at fair value, which takes into account estimated future losses. Excluding the $88.1 million of purchased portfolios, the allowance represents 12 percent of originated mortgages and contracts receivable.

Investor Conference Call

Sunterra's senior management will host a conference call on Tuesday, August 9, 2005, at 11:00 a.m. Eastern time, to discuss financial results and related topics. This conference call will be broadcast live over the Internet, and participants are encouraged to access the event at www.sunterra.com, and to visit the Investor Relations section of the "Sunterra Corp" tab at least fifteen minutes early to register, download, and install any necessary audio software.

Those unable to participate via the Internet or intending to make inquiries may dial the following number five to ten minutes prior to the scheduled conference call time: (866) 700-7101. International callers please call (617) 213-8837. The pass code required for this call is 41215319.

A replay of the conference call will be available on Sunterra's website in the Calendar section, or by dialing (888) 286-8010 or, for international callers, (617) 801-6888. The code to access the replay is 60446236.

Sunterra is one of the world's largest vacation ownership companies with more than 300,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the company, can be found at www.sunterra.com.

Statements about future results and plans made in this release and the statements attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The company cautions that these statements are not guarantees of future performance, and involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. Future results, performance and achievements may be affected by our ability to successfully implement the cost reduction and marketing plans of our European operations, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10- K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.

We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                 SUNTERRA CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Operations

            Three and Nine Months Ended June 30, 2005 and 2004

                 (In thousands, except per share data)

                             (Unaudited)

                                   Three Months Ended    Nine Months Ended
                                        June 30,              June 30,

                                     2005      2004     2005        2004
                                  --------  --------  --------    --------
REVENUES:

  Vacation Interest               $ 71,080  $ 69,859  $198,761    $176,679
  Resort rental                     10,527     4,594    26,806      11,247
  Management services                7,655     6,196    22,229      21,559
  Interest                          11,192     7,104    32,722      20,502
  Other                              7,595     7,132    19,652      17,573
                                  --------  --------  --------    --------
  Total revenues                   108,049    94,885   300,170     247,560
                                  --------  --------  --------    --------

COSTS AND OPERATING EXPENSES:

  Vacation Interest
   cost of sales                    10,913    13,650    30,923      35,148
  Advertising, sales and
   marketing                        42,159    40,503   117,991     102,401

  Vacation Interest carrying
   costs                            10,515     5,612    29,448      14,410
  Provision for doubtful
   accounts and loan losses          3,146     2,847     8,545       6,735
  Loan portfolio                     1,807     1,514     4,832       5,280
  General and administrative        21,452    17,922    60,826      54,615
  Gain on sales of assets              (45)   (1,358)     (733)     (4,580)
  Depreciation and amortization      2,465     1,957     7,500       7,372
  Interest, net                      6,219     4,568    18,872      18,479
  Reorganization and
   restructuring, net                  918         -       918         311
  Impairment of assets              55,030         -    55,030      92,483
                                  --------  --------  --------    --------
  Total costs and operating
   expenses                        154,579    87,215   334,152     332,654
                                  --------  --------  --------    --------

(Loss) income from operations      (46,530)    7,670   (33,982)    (85,094)

  Income from investments
   in joint ventures                    54     1,057       664       3,043

(Loss) income before provision
  for income taxes                 (46,476)    8,727   (33,318)    (82,051)

  Provision for income taxes         3,638     1,057     8,585       1,563
                                  --------  --------  --------    --------

Net (loss) income                 $(50,114) $  7,670  $(41,903)   $(83,614)
                                  ========  ========  ========    ========

Net (loss) income per share:

  Basic                            $ (2.50)  $ 0.38    $ (2.09)    $ (4.18)
                                  ========  ========  ========    ========
  Diluted                          $ (2.50)  $ 0.33    $ (2.09)    $ (4.18)
                                  ========  ========  ========    ========

Weighted-average number of
 common shares outstanding:

  Basic                             20,026    20,000    20,012      20,000
                                  ========  ========  ========    ========
  Diluted                           20,026    25,938    20,012      20,000
                                  ========  ========  ========    ========

              SUNTERRA CORPORATION AND SUBSIDIARIES

                 Consolidated Balance Sheets

           As of June 30, 2005 and September 30, 2004

                (In thousands and unaudited)

                                               June  30,     September 30,
                                                  2005           2004
                                               ---------       ---------

ASSETS

  Cash and cash equivalents                    $  18,362       $  26,842
  Cash in escrow and restricted cash              87,926          88,663
  Mortgages and contracts receivable, net        297,108         278,569
  Retained interests in mortgages and
   contracts receivable sold                           -          23,319
  Due from related parties, net                   12,127           6,279
  Other receivables, net                          30,306          25,986
  Deferred tax asset                               2,469             622
  Prepaid expenses and other assets, net          43,959          47,944
  Assets held for sale                               221             551
  Investment in joint venture                      5,112           7,187
  Unsold Vacation Interests, net                 173,209         168,858
  Property and equipment, net                     81,388          77,996
  Goodwill, net                                   19,589          82,759
  Intangible assets, net                             697           1,283
                                               ---------       ---------

  Total assets                                 $ 772,473       $ 836,858
                                               =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

  Borrowings under line of credit
   agreements                                  $ 160,814       $ 171,737
  Accounts payable                                 8,665          10,401
  Accrued liabilities                             95,091          80,895
  Income taxes payable                             1,973           3,421
  Deferred revenues                              100,970          95,127
  Securitization notes                           122,687         151,710
  Senior subordinated convertible notes           95,000          95,000
  Notes payable                                    1,537           2,261
                                               ---------       ---------

    Total liabilities                            586,737         610,552
                                               ---------       ---------

STOCKHOLDERS' EQUITY

  Common stock                                       194             189
  Additional paid-in capital                     298,328         297,145
  Accumulated deficit                           (124,117)        (82,214)
  Accumulated other comprehensive income          11,331          11,186
                                               ---------       ---------

    Total stockholders' equity                   185,736         226,306
                                               ---------       ---------

  Total liabilities and stockholders' equity   $ 772,473       $ 836,858
                                               =========       =========

             SUNTERRA CORPORATION AND SUBSIDIARIES

    Reconciliation of Components of Diluted Net (Loss) Income Per Share

        Three and Nine Months Ended June 30, 2005 and 2004

            (In thousands, except per share data)

                        (Unaudited)

                                 Three Months Ended     Nine Months Ended
                                       June 30,              June 30,
                                   2005        2004      2005      2004
                                 --------   --------   --------   --------

  Net (loss) income available
   to common shareholders, basic $(50,114)  $  7,670   $(41,903)  $(83,614)

    Effect of dilutive
     securities:

      Deemed conversion of
       3 3/4 % Senior
       Subordinated
       Convertible Notes
       due 2024, net of tax             -        900          -          -
                                 --------   --------   --------   --------

  Net (loss) income available
   to common shareholders,
   diluted                       $(50,114)  $  8,570   $(41,903)  $(83,614)
                                 ========   ========   ========   ========

                                 Three Months Ended     Nine Months Ended
                                       June 30,              June 30,
                                   2005        2004      2005      2004
                                 --------   --------   --------   --------

  Weighted average common
   shares outstanding, basic       20,026     20,000     20,012     20,000

    Effect of dilutive
     securities:

      Deemed conversion of
       3 3/4 % Senior
       Subordinated Convertible
       Notes due 2024                   -      5,938          -          -
                                 --------   --------   --------   --------

  Weighted average common shares
   outstanding, diluted            20,026     25,938     20,012     20,000
                                 ========   ========   ========   ========

Net (loss) income per share:

Basic                            $  (2.50)  $   0.38   $  (2.09)  $  (4.18)
                                 ========   ========   ========   ========

Diluted                          $  (2.50)  $   0.33   $  (2.09)  $  (4.18)
                                 ========   ========   ========   ========

                       SUNTERRA CORPORATION AND SUBSIDIARIES

                 North American Segment Statements of Operations

                Three and Nine Months Ended June 30, 2005 and 2004

                           (In thousands and unaudited)

                                   Three Months Ended    Nine Months Ended
                                        June 30,             June 30,

                                      2005     2004       2005      2004
                                    -------- --------   --------  --------
REVENUES:

  Vacation Interest                 $ 51,325 $ 43,282   $143,552  $113,887
  Resort rental                       10,108    4,196     25,471    10,039
  Management services                  5,310    4,150     14,983    14,303
  Interest                            10,442    6,348     30,683    18,680
  Other                                6,166    4,852     15,953    12,366
                                    -------- --------   --------  --------

  Total revenues                      83,351   62,828    230,642   169,275
                                    -------- --------   --------  --------

COSTS AND OPERATING EXPENSES:

  Vacation Interest cost of sales      8,152    9,673     23,769    25,659
  Advertising, sales and marketing    28,801   25,240     79,740    65,603
  Vacation Interest carrying costs     8,648    4,370     24,226    11,356
  Provision for doubtful accounts
   and loan losses                     3,026    2,592      8,063     6,103
  Loan portfolio                       1,785    1,486      4,750     5,117
  General and administrative          17,166   12,031     46,362    37,719
  Gain on sales of assets                (45)  (1,358)      (733)   (4,580)
  Depreciation and amortization        1,470    1,000      4,250     4,321
  Interest, net                        5,576    3,900     16,599    17,471
  Reorganization and
   restructuring, net                      -        -          -       311
  Impairment of assets                     -        -          -    92,483
                                    -------- --------   --------  --------

  Total costs and
   operating expenses                 74,579   58,934    207,026   261,563
                                    -------- --------   --------  --------

Income (loss) from operations          8,772    3,894     23,616   (92,288)

  Income from investments in joint
   ventures                               54    1,057        664     3,043
                                    -------- --------   --------  --------
Income (loss) before provision
 for income taxes                   $  8,826 $  4,951   $ 24,280  $(89,245)
                                    ======== ========   ========  ========

                   SUNTERRA CORPORATION AND SUBSIDIARIES

                 European Segment Statements of Operations

             Three and Nine Months Ended June 30, 2005 and 2004

                     (In thousands and unaudited)

                                   Three Months Ended    Nine Months Ended
                                         June 30,             June 30,

                                     2005       2004      2005       2004
                                  --------   --------  --------   --------
REVENUES:

  Vacation Interest               $ 19,755   $ 26,577  $ 55,209   $ 62,792
  Resort rental                        419        398     1,335      1,208
  Management services                2,345      2,046     7,246      7,256
  Interest                             750        756     2,039      1,822
  Other                              1,429      2,280     3,699      5,207
                                  --------   --------  --------   --------
  Total revenues                    24,698     32,057    69,528     78,285
                                  --------   --------  --------   --------

COSTS AND OPERATING EXPENSES:

  Vacation Interest cost
   of sales                          2,761      3,977     7,154      9,489
  Advertising, sales and
   marketing                        13,358     15,263    38,251     36,798
  Vacation Interest carrying
   costs                             1,867      1,242     5,222      3,054
  Provision for doubtful
   accounts and loan losses            120        255       482        632
  Loan portfolio                        22         28        82        163
  General and administrative         4,286      5,891    14,464     16,896
  Depreciation and amortization        995        957     3,250      3,051
  Interest, net                        643        668     2,273      1,008
  Restructuring                        918          -       918          -
  Impairment of assets              55,030          -    55,030          -
                                  --------   --------  --------   --------
  Total costs and operating
   expenses                         80,000     28,281   127,126     71,091
                                  --------   --------  --------   --------
(Loss) income before provision
 for income taxes                 $(55,302)  $  3,776  $(57,598)  $  7,194
                                  ========   ========  ========   ========

Non-GAAP Financial Measures

We believe that our presentation of Earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, income (loss) before provision for income taxes excluding restructuring and impairment charges, and net income excluding restructuring and impairment charges, which are non-GAAP (generally accepted accounting principles) financial measures, are important supplemental measures of operating performance to investors. Our quantitative reconciliations of all non-GAAP measures used in this release to the most directly comparable financial measure calculated and presented in accordance with GAAP is represented in the tables following this discussion, which defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry. We believe that EBITDA, when considered with measures calculated in accordance with United States GAAP, gives investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes, and facilitates comparisons between Sunterra and competitors.

Management has historically adjusted EBITDA when evaluating operating performance, because we believe that the inclusion or exclusion of certain recurring and non-recurring items described below is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present, and future operating results and as a means to evaluate the results of core on-going operations.

Adjusted EBITDA reflects EBITDA adjusted to exclude amortization of capitalized loan origination costs and the portfolio premium recorded at the company's emergence in July 2002, as well as the effect of gains and losses on asset dispositions, and foreign currency holding gains and losses. The measure also excludes certain non-recurring items such as restructuring expenses, asset impairments, and, in the case of results for periods prior to January 1, 2004, reorganization charges.

Management believes it is useful to exclude the amortization of capitalized loan origination costs and the portfolio premium, as these charges are associated with specific portfolios that will be repaid in time. Management also believes it is useful to exclude gains and losses on asset dispositions as these amounts are not reflective of our operating performance or the performance of our assets and the amount of such items can vary dramatically from period to period. The timing and selection of an asset for disposition is subject to a number of variables that are generally unrelated to our on-going operations. Further, the company's UK-based subsidiary, whose functional currency is the British pound sterling, will on occasion hold Euros for operating purposes, resulting in currency holding gains or losses. Management believes the inclusion of these items would not accurately reflect the operating performance of our operations and assets. Finally, management believes it is useful to exclude restructuring and impairment charges as these are non-recurring in nature and reduce the comparative value of the metric.

We have historically reported Adjusted EBITDA to our investors and believe that the continued inclusion of this measure provides consistency in our financial reporting. We use Adjusted EBITDA in this news release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company performance. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Management also uses Adjusted EBITDA in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

Net Income Excluding Restructuring and Impairment Charges and Income (Loss) Before Provision For Income Taxes Excluding Restructuring and Impairment Charges

Within the quarter ended June 30, 2005, management of the company initiated a restructuring of its European operations, reflecting declining profits in the region, and recorded a $0.9 million restructuring charge. Management also concluded that an impairment of the European segment goodwill existed, and recorded a non-cash charge in the amount of $55.0 million.

In the quarter ended December 31, 2003, Sunterra determined that reorganization value in excess of identifiable assets-goodwill, was impaired, and recorded a $91.6 million charge. Within the same period, we determined that the value of an owned office building was impaired and recorded a charge of $0.9 million.

In presenting consolidated and segment comparative operating results, we adjust EBITDA, income (loss) before provision for income taxes and net (loss) income to exclude these charges, as management believes the inclusion of these charges is inconsistent with reflecting our comparative performance.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes, and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity.

We compensate for these limitations by providing the relevant disclosure of our depreciation, interest, and income tax expense, and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, income (loss) before provision for income taxes, and net income excluding restructuring and impairment charges are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, income (loss) before provision for income taxes, and net income excluding restructuring and impairment charges should not be considered as alternatives to net (loss) income,(loss) income from operations, cash flows from operations or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, income (loss) before provision for income taxes, and net income excluding restructuring and impairment charges reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

                  SUNTERRA CORPORATION AND SUBSIDIARIES

           Non-GAAP to GAAP Reconciliations - Historical Data

          Three and Nine Months Ended June 30, 2005 and 2004

          (In thousands, except per share data, and unaudited)

                  Reconciliation of Net (Loss) Income to
        Net Income Excluding Restructuring and Impairment Charges

                             Three Months Ended      Nine Months Ended
                                  June 30,                June 30,
                              2005        2004        2005        2004
                            --------    --------    --------    --------

Net (loss) income           $(50,114)   $  7,670    $(41,903)   $(83,614)

  Restructuring, net of tax      615           -         615         266
  Impairment of assets        55,030           -      55,030      92,483
                            --------    --------    --------    --------
Net income excluding
 restructuring and
 impairment charges         $  5,531    $  7,670    $ 13,742    $  9,135
                            ========    ========    ========    ========

                 Reconciliation of Components of Diluted
   Net Income Excluding Restructuring and Impairment Charges Per Share

                             Three Months Ended      Nine Months Ended
                                  June 30,                June 30,
                              2005        2004        2005        2004
                            --------    --------    --------    --------

Net income excluding
 restructuring and
 impairment charges,
 available to common
 shareholders, basic        $  5,531    $  7,670    $ 13,742    $  9,135

  Effect of dilutive
   securities:

    Deemed conversion of
     3 3/4 % Senior
     Subordinated
     Convertible Notes due
     2024, net of tax            620         900       1,838         920
                            --------    --------    --------    --------
Net income excluding
 restructuring and
 impairment charges,
 available to common
 shareholders, diluted      $  6,151    $  8,570    $ 15,580    $ 10,055
                            ========    ========    ========    ========

Weighted average common
 shares outstanding, basic    20,026      20,000      20,012      20,000

  Effect of dilutive
   securities:

    Stock options issued
     under the Sunterra
     Corporation 2002 Stock
     Option Plan                  33           -           4           -
    Warrants issued to
     Senior Finance
     Facility lender             117           -           -           -
    Deemed conversion of
     3 3/4 % Senior
     Subordinated
     Convertible Notes
     due 2024                  5,938       5,938       5,938       2,023
                            --------    --------    --------    --------
Weighted average common
 shares outstanding,
 diluted                      26,114      25,938      25,954      22,023
                            ========    ========    ========    ========

Net income excluding
 restructuring and
 impairment charges,
 per share:
  Basic                     $   0.28    $   0.38    $   0.69    $   0.46
                            ========    ========    ========    ========
  Diluted                   $   0.24    $   0.33    $   0.60    $   0.46
                            ========    ========    ========    ========

                    SUNTERRA CORPORATION AND SUBSIDIARIES

             Non-GAAP to GAAP Reconciliations - Historical Data

      Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

             Three and Nine Months Ended June 30, 2005 and 2004

                        (In thousands and unaudited)

                              Three Months Ended       Nine Months Ended
                                    June 30,               June 30,
                               2005        2004        2005        2004
                             --------    --------    --------    --------

NET (LOSS) INCOME            $(50,114)   $  7,670    $(41,903)   $(83,614)

  Interest expense              6,219       4,568      18,872      18,479
  Provision for income taxes    3,638       1,057       8,585       1,563
  Depreciation and
   amortization                 2,465       1,957       7,500       7,372
                             --------    --------    --------    --------
EBITDA                        (37,792)     15,252      (6,946)    (56,200)

  Amortization of capitalized
   loan origination costs
   and portfolio premium          894         958       2,638       2,952
  Gain on sales of assets         (45)     (1,358)       (733)     (4,580)
  Loss (gain) on foreign
   currency                       (61)        203        (438)      1,211
  Reorganization and
   restructuring                  918           -         918         311
  Impairment of assets         55,030           -      55,030      92,483
                             --------    --------    --------    --------

ADJUSTED EBITDA              $ 18,944    $ 15,055    $ 50,469    $ 36,177
                             ========    ========    ========    ========

                  SUNTERRA CORPORATION AND SUBSIDIARIES

           Non-GAAP to GAAP Reconciliations - Historical Data

           Three and Nine Months Ended June 30, 2005 and 2004

          (In thousands, except per share data, and unaudited)

   Reconciliation of North American Segment Income (Loss) Before
   Provision for Income Taxes to North American Segment Income
                 Before Provision for Income Taxes,
          Excluding Restructuring and Impairment Charges

                                   Three Months Ended    Nine Months Ended
                                        June 30,             June 30,
                                      2005     2004       2005      2004
                                    -------- --------   --------  --------

North American segment income (loss)
 before provision for income taxes  $  8,826 $  4,951   $ 24,280  $(89,245)

  Restructuring                            -        -          -       266
  Impairment of assets                     -        -          -    92,483
                                    -------- --------   --------  --------

North American segment income
 before provision for income
 taxes, excluding restructuring
 and impairment charges             $  8,826 $  4,951   $ 24,280  $  3,504
                                    ======== ========   ========  ========

    Reconciliation of European Segment (Loss) Income Before
  Provision for Income Taxes to European Segment Income (Loss)
                 Before Provision for Income Taxes,
          Excluding Restructuring and Impairment Charges

                                   Three Months Ended    Nine Months Ended
                                        June 30,             June 30,
                                      2005     2004       2005      2004
                                    -------- --------   --------  --------

European segment (loss) income
 before provision for income taxes  $(55,302)$  3,776   $(57,598) $  7,194

  Restructuring                          918        -        918         -
  Impairment of assets                55,030        -     55,030         -
                                    -------- --------   --------  --------

European segment income (loss)
 before provision for income
 taxes, excluding restructuring
 and impairment charges             $    646 $  3,776   $ (1,650) $  7,194
                                    ======== ========   ========  ========

INVESTOR CONTACT:
Bryan Coy
702-304-7005
investorrelations@sunterra.com